Exhibit 99.1

Portland, Oregon

September 3, 2009

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JULY 31, 2009

Cascade Corporation (NYSE: CASC) today reported its financial results for the second quarter ended July 31, 2009.

Overview

•	Net sales of $76.6 million for the second quarter of fiscal 2010 were 49% lower than net sales of $150.1 million for the prior year second quarter.

•

Our net loss for the second quarter of fiscal 2010 was $12.3 million ($1.14 loss per diluted share) compared to net income of $10.5 million ($0.94 per diluted share) for the second quarter of fiscal 2009.

•	Fiscal 2010 second quarter results include $11.6 million of restructuring costs, primarily as a result of steps initiated to cease production activities at our attachment facility in The Netherlands.

•	Using cash flows from operations we were able to pay down outstanding debt by $15.4 million during the quarter ended July 31, 2009 and $37.4 million during the six months ended July 31, 2009.

•

The provision for income taxes in the second quarter of fiscal 2010 is primarily a result of taxes due in countries where we are generating income and taxes on foreign dividends related to the repatriation of cash to the U.S. We are currently unable to realize a tax benefit in several European countries where we have incurred losses.

Second Quarter Fiscal 2010 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Quarter ended July 31,	2009	2008	% Change
Net sales	$76,643	$150,103	(49)%
Gross profit	18,533	42,717	(57)%
Gross profit %	24%	28%
SG&A	17,450	23,378	(25)%
European restructuring costs	11,589	128	—
Operating income (loss)	(10,638)	18,514	(157)%
Interest expense, net	314	950	(67)%
Foreign currency loss, net	151	506	(70)%
Income (loss) before taxes	(11,103)	17,058	(165)%
Provision for income taxes	1,200	6,563	(82)%
Effective tax rate	(11)%	38%
Net income (loss)	$(12,303)	$10,495	(217)%
Diluted earnings (loss) per share	$(1.14)	$0.94	(221)%

Cascade Corporation

September 3, 2009

•

Consolidated net sales decreased 46% during the second quarter of fiscal 2010, excluding the impact of foreign currency changes, as a result of the decline in global economic conditions and a weak global lift truck market. Global lift truck shipments were down 50% compared to the prior year. Details of the change in net sales compared to the prior year second quarter follow (in thousands):

Revenue change	$(69,179)	(46)%
Foreign currency changes	(4,281)	(3)%

Total	$(73,460)	(49)%

•	The consolidated gross profit percentage decreased primarily as a result of unabsorbed fixed and variable costs due to lower sales volumes.

•	During the second quarter of fiscal 2010, we incurred restructuring costs of $11.6 million, primarily as a result of our plan to cease production activities at our facility in The Netherlands.

•	Selling and administrative expenses decreased 22%, excluding foreign currency changes, due to a reduction in personnel, marketing and other general costs.

Market Conditions

•

Percentage changes in lift truck industry shipments, by region, as compared to the prior year and prior quarter are outlined below. Although lift truck unit shipments are an indicator of the general health of the industry, they do not necessarily correlate directly with the demand for our products.

	Shipments Q2 FY10 vs Q2 FY09	Shipments Q2 FY10 vs Q1 FY10
North America	(44)%	(14)%
Europe	(64)%	(17)%
Asia Pacific	(53)%	(11)%
China	(20)%	37%
Global	(50)%	(4)%

•	Percentage changes in second quarter fiscal 2010 lift truck industry orders, by region, as compared to the previous quarter, are outlined below:

Orders Q2 FY10 vs Q1 FY10
North America	7%
Europe	4%
Asia Pacific	30%
China	12%
Global	14%

•

Global lift truck shipments are at their lowest levels since the early 1980’s. The uncertain depth and duration of this recession makes it very difficult to estimate when the global lift truck market will begin to recover. However we are planning for the fact that global demand for lift trucks will continue to be at low levels through the remainder of fiscal 2010 and into 2011.

Cascade Corporation

September 3, 2009

North America Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended July 31,	2009	2008	% Change
Net sales	$37,085	$69,841	(47)%
Transfers between areas	4,444	9,467	(53)%

Net sales and transfers	41,529	79,308	(48)%
Gross profit	11,781	24,542	(52)%
Gross profit %	28%	31%
SG&A	10,044	11,646	(14)%
Loss on disposition of assets, net	—	19	—
Amortization	48	587	(92)%

Operating income	$1,689	$12,290	(86)%

•

Net sales decreased 46%, excluding the impact of currency changes, primarily due to lower sales volumes as a result of the general economic downturn and a weak lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(32,389)	(46)%
Foreign currency changes	(367)	(1)%

Total	$(32,756)	(47)%

•

The gross profit percentage was lower than the prior year second quarter due to lower sales volumes which resulted in unabsorbed fixed and variable costs. Most of our facilities in North America operated at reduced work schedules during the current year.

•	The decrease in selling and administrative costs was due to a reduction in personnel, advertising and other general costs.

Europe Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended July 31,	2009	2008	% Change
Net sales	$20,740	$48,424	(57)%
Transfers between areas	773	443	74%

Net sales and transfers	21,513	48,867	(56)%
Gross profit	308	7,630	(96)%
Gross profit %	1%	16%
SG&A	4,538	7,882	(42)%
Gain on disposition of assets, net	(1)	(14)	—
Amortization	71	80	(11)%
Restructuring costs	11,589	128	—

Operating loss	$(15,889)	$(446)	—

Cascade Corporation

September 3, 2009

•

Net sales decreased 51%, excluding the impact of currency changes, due to lower sales volumes as a result of general economic conditions and a weak lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(24,812)	(51)%
Foreign currency changes	(2,872)	(6)%

Total	$(27,684)	(57)%

•

The decreased gross margin of 1% is the result of unabsorbed fixed and variable costs. This is due to significantly lower sales volumes. Most facilities in Europe had reduced work schedules during the second quarter of fiscal 2010.

•

Excluding the impact of currency changes, selling and administrative expenses decreased 36% in Europe due to lower personnel costs as result of headcount reductions made during our European restructuring activities and lower marketing costs.

•

Restructuring costs incurred during fiscal 2010 were primarily a result of our plan to cease production activities at our facility in The Netherlands. These costs included severance expense of $7.3 million, fixed asset write downs of $4.0 million and legal and other restructuring costs of $0.3 million.

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended July 31,	2009	2008	% Change
Net sales	$10,946	$18,860	(42)%
Transfers between areas	14	63	(78)%

Net sales and transfers	10,960	18,923	(42)%
Gross profit	2,804	4,491	(38)%
Gross profit %	26%	24%
SG&A	1,936	2,459	(21)%
Loss (gain) on disposition of assets, net	2	(11)	—

Operating income	$866	$2,043	(58)%

•

Net sales decreased 36%, excluding the impact of currency changes, due to lower sales volumes as a result of the general economic downturn and a weak lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(6,783)	(36)%
Foreign currency changes	(1,131)	(6)%

Total	$(7,914)	(42)%

•	The gross profit percentage in Asia Pacific was higher than the prior year due to product mix and fluctuations in foreign currency rates.

•	Selling and administrative costs decreased 15% in the current year, excluding the impact of currency changes, due to lower personnel, sales and other general costs.

Cascade Corporation

September 3, 2009

China Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended July 31,	2009	2008	% Change
Net sales	$7,872	$12,978	(39)%
Transfers between areas	2,576	6,681	(61)%

Net sales and transfers	10,448	19,659	(47)%
Gross profit	3,640	6,054	(40)%
Gross profit %	35%	31%
SG&A	932	1,391	(33)%
Loss on disposition of assets, net	12	36	—

Operating income	$2,696	$4,627	(42)%

•

Net sales decreased 40%, excluding currency changes, due to lower sales volumes as a result of the general economic downturn and a weak lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(5,195)	(40)%
Foreign currency changes	89	1%

Total	$(5,106)	(39)%

•	Gross margin percentages in China increased due to changes in product mix, price increases implemented in the prior year and lower intercompany transfers, which carry lower gross margins.

•	Selling and administrative costs decreased 34%, excluding currency changes, due to lower personnel and other general costs.

Other Matters:

•	On September 2, 2009, our Board of Directors declared a quarterly dividend of $0.01 per share, payable on November 2, 2009 to shareholders of record as of October 2, 2009.

•

Free cash flow, a non-GAAP measure, is defined as cash flow from operating activities less capital expenditures. The following table presents a summary of our free cash flow for the three and six months ended July 31, 2009 and 2008.

	Three Months Ended July 31		Six Months Ended July 31
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Cash flow from operating activities	16,378	1,521	31,449	17,006
Capital expenditures	(1,047)	(6,136)	(1,831)	(10,039)

Free cash flow	$15,331	$(4,615)	$29,618	$6,967

Cascade Corporation

September 3, 2009

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others, factors related to general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Thursday, September 3, 2009 at 2:00 pm PDT. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing (866) 225-8754, International callers can access the call by dialing (480) 629-9692. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing (800) 406-7325 and entering passcode 4136947, or internationally, by dialing (303) 590-3030 and entering passcode 4136947.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Email: investorrelations@cascorp.com

Cascade Corporation

September 3, 2009

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share amounts)

	Three Months Ended July 31		Six Months Ended July 31
	2009	2008	2009	2008
Net sales	$76,643	$150,103	$152,959	$299,970
Cost of goods sold	58,110	107,386	119,957	214,905

Gross profit	18,533	42,717	33,002	85,065

Selling and administrative expenses	17,450	23,378	36,006	46,864
Loss on disposition of assets, net	13	30	34	145
Amortization	119	667	233	1,342
European restructuring costs	11,589	128	16,366	448

Operating income (loss)	(10,638)	18,514	(19,637)	36,266
Interest expense	371	1,110	797	2,241
Interest income	(57)	(160)	(170)	(267)
Foreign currency loss, net	151	506	151	627

Income (loss) before provision for income taxes	(11,103)	17,058	(20,415)	33,665
Provision for income taxes	1,200	6,563	3,961	12,312

Net income (loss)	$(12,303)	$10,495	$(24,376)	$21,353

Basic earnings (loss) per share	$(1.14)	$0.97	$(2.26)	$1.98
Diluted earnings (loss) per share	$(1.14)	$0.94	$(2.26)	$1.92

Basic weighted average shares outstanding	10,814	10,793	10,807	10,788
Diluted weighted average shares outstanding	10,814	11,109	10,807	11,109

Cascade Corporation

September 3, 2009

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except per share amounts)

	July 31 2009	January 31 2009
ASSETS
Current assets:
Cash and cash equivalents	$17,827	$31,185
Accounts receivable, less allowance for doubtful accounts of $1,388 and $1,441	50,537	64,568
Inventories	75,018	90,806
Deferred income taxes	4,722	4,712
Prepaid expenses and other	9,666	13,603

Total current assets	157,770	204,874
Property, plant and equipment, net	88,744	93,826
Goodwill	83,931	74,387
Deferred income taxes	22,674	21,347
Intangible assets, net	933	1,151
Other assets	2,205	1,998

Total assets	$356,257	$397,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$1,057	$2,255
Current portion of long-term debt	476	501
Accounts payable	13,556	19,704
Accrued payroll and payroll taxes	9,086	7,992
Accrued restructuring costs	8,506	699
Other accrued expenses	11,988	12,005

Total current liabilities	44,669	43,156
Long-term debt, net of current portion	63,567	100,007
Accrued environmental expenses	3,430	3,748
Deferred income taxes	2,186	2,337
Employee benefit obligations	7,400	7,413
Other liabilities	3,901	3,955

Total liabilities	125,153	160,616

Commitments and contingencies

Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 10,883 and 10,852 shares issued and outstanding	5,442	5,426
Additional paid-in capital	5,701	3,574
Retained earnings	194,237	219,700
Accumulated other comprehensive income	25,724	8,267

Total shareholders’ equity	231,104	236,967

Total liabilities and shareholders’ equity	$356,257	$397,583

Cascade Corporation

September 3, 2009

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Six Months Ended July 31
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(24,376)	$21,353
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Fixed asset write off due to restructuring	4,885	—
Depreciation	6,091	7,209
Amortization	233	1,342
Share-based compensation	2,143	2,122
Deferred income taxes	(1,688)	1,096
Loss on disposition of assets, net	34	145
Changes in operating assets and liabilities:
Accounts receivable	17,955	(2,924)
Inventories	22,520	(13,386)
Prepaid expenses and other	2,333	(1,168)
Accounts payable and accrued expenses	(225)	1,648
Income taxes payable and receivable	2,539	(673)
Other assets and liabilities	(995)	242

Net cash provided by operating activities	31,449	17,006

Cash flows from investing activities:
Capital expenditures	(1,831)	(10,039)
Proceeds from disposition of assets	130	388

Net cash used in investing activities	(1,701)	(9,651)

Cash flows from financing activities:
Cash dividends paid	(1,087)	(4,119)
Payments on long-term debt	(55,735)	(27,708)
Proceeds from long-term debt	19,500	37,000
Notes payable to banks, net	(1,172)	(451)
Common stock issued under share-based compensation plans	—	130
Common stock repurchased	—	(3,220)
Tax effect from share-based compensation awards	—	(73)

Net cash provided by (used in) financing activities	(38,494)	1,559

Effect of exchange rate changes	(4,612)	(2,226)

Change in cash and cash equivalents	(13,358)	6,688
Cash and cash equivalents at beginning of period	31,185	21,223

Cash and cash equivalents at end of period	$17,827	$27,911